                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                               Ceres Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[CERES GROUP   17800 Royalton Road        (T) 440-572-2400      www.ceresgp.com
    LOGO]      Cleveland, OH 44125-5197

April 10, 2003


Dear Shareholder:

         You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Ceres Group, Inc., on May 20, 2003, at 10:00 a.m. local time at the company's headquarters, 17800 Royalton Road, Strongsville, Ohio 44136.

         As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the election of directors.

         Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the Annual Meeting even if you have returned a proxy card.

         On behalf of the Board of Directors and management of Ceres Group, Inc., we would like to thank you for your support and confidence and look forward to seeing you at the meeting.

                                       Sincerely,

                                       /s/ Thomas J. Kilian
                                       Thomas J. Kilian
                                       President and Chief Executive Officer

                               [CERES GROUP LOGO]


        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2003



     Notice is hereby given that the 2003 Annual Meeting of Stockholders of Ceres Group, Inc. will be held at 17800 Royalton Road, Cleveland, Ohio 44136 on Tuesday, May 20, 2003 at 10:00 a.m. local time, for the following purposes:

     1. To elect three directors to serve as Class I directors of the Company for a term of three years ending at the 2006 Annual Meeting of Stockholders (Proposal 1).

     2. To consider and transact any other business that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 25, 2003 are entitled to notice of, and to vote at, the 2003 Annual Meeting or any adjournment thereof.

                                    By order of the Board of Directors,

                                    /s/ Kathleen L. Mesel
                                    Kathleen L. Mesel
                                    Corporate Secretary

April 10, 2003

                                CERES GROUP, INC.

                                   ----------

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors for use at the 2003 Annual Meeting of Stockholders of Ceres Group, Inc., a Delaware corporation, to be held on Tuesday, May 20, 2003 at 10:00 a.m. local time.

         This Proxy Statement and the accompanying notice and proxy card, together with our Annual Report to stockholders for the year ended December 31, 2002, will first be sent to stockholders on or about April 10, 2003.

                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:   WHEN AND WHERE IS THE ANNUAL MEETING?

A: Our 2003 Annual Meeting of Stockholders will be held on Tuesday, May 20, 2003 at 10:00 a.m. local time at the company's office at 17800 Royalton Road, Cleveland, Ohio 44136.

--------------------------------------------------------------------------------

Q:   WHAT ARE STOCKHOLDERS VOTING ON?

A:   -    The election of three directors to serve as Class I directors for a three year term ending at the 2006 Annual Meeting of Stockholders.

     If a proposal other than the one listed above is presented at the annual meeting, your signed proxy card gives authority to David I. Vickers and Kathleen L. Mesel to vote on any additional proposals.

     Our Board of Directors believes that the election of its nominees is in the best interests of Ceres and its stockholders and recommends that you vote FOR each of the nominees.

--------------------------------------------------------------------------------

Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on March 25, 2003, the record date, are entitled to vote at the annual meeting. Each share of our common stock, par value $0.001 per share, is entitled to one vote.

--------------------------------------------------------------------------------

Q:   HOW DO STOCKHOLDERS VOTE?

A: Sign and date each proxy card you receive and return it in the enclosed prepaid envelope. If you do not mark any selections, your proxy card will be voted FOR the election of the director nominees. You have the right to revoke your proxy any time before the meeting by:

          -    notifying our corporate secretary,

          -    voting in person, or

          -    returning a later-day proxy card.

     However, your presence at the Annual Meeting, without more, will not revoke your proxy.

--------------------------------------------------------------------------------

Q:   WHAT SHARES ARE INCLUDED ON YOUR PROXY CARD?

A: The number of shares printed on your proxy card represents all your shares, including any shares you may own in Ceres' 401(k) savings plan, employee stock purchase plan and agent stock purchase plan. If you are an employee of Ceres, the shares in your 401(k) savings account and stock purchase plan account will be voted in accordance with your instructions, if indicated. If your proxy card is signed, but does not indicate your voting preferences, we have been advised by the 401(k) plan administrator and the plan trustee that your shares will be voted FOR each of the nominated directors.

--------------------------------------------------------------------------------

Q:   WHAT DOES IT MEAN IF A STOCKHOLDER GETS MORE THAN ONE PROXY CARD?

A: Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. To provide better stockholder services, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our transfer agent, National City Bank, at 800-622-6757.

--------------------------------------------------------------------------------

Q:   WHAT CONSTITUTES A QUORUM?

A: As of the record date, 34,238,164 shares of our common stock are entitled to vote at the annual meeting. A majority of the voting stock, present or represented by proxy, constitutes a quorum for the transaction of business at the annual meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. "Broker non-votes" will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A "broker non-vote" occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter and has not received instructions from the beneficial owner.

--------------------------------------------------------------------------------

Q:   WHAT ARE THE VOTING REQUIREMENTS?

A: The three nominees for director who receive a plurality of the votes cast by the holders of our common stock, in person or by proxy, at the Annual Meeting will be elected. If you are present or represented by proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against that proposal. However, "broker non-votes" and abstentions will not be counted in the total number of votes and will have no effect on the outcome of the election of directors.

--------------------------------------------------------------------------------

Q:   WHO CAN ATTEND THE ANNUAL MEETING?

A:   All stockholders as of the record date, March 25, 2003, can attend.

--------------------------------------------------------------------------------

Q:   WHEN IS A STOCKHOLDER PROPOSAL DUE FOR NEXT YEAR'S ANNUAL MEETING?

A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by December 12, 2003, to Corporate Secretary, Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 44136, and must be in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. See page 21 for more details.

--------------------------------------------------------------------------------

Q:   WHO PAYS FOR THE SOLICITATION EXPENSES?

A: The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to the solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation by use of the mail, proxies may be solicited by our directors, officers and employees in person or by telephone, telegram or other means of communication.

--------------------------------------------------------------------------------

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         Pursuant to our Bylaws, the number of directors has been set at nine and nine directors are currently in office. At the 2002 Annual Meeting of Stockholders, our stockholders approved the classification of our Board into three separate classes, each with three directors and each with staggered three year terms of office, designated Class I, Class II and Class III. The Class I directors' term of office expires at this 2003 Annual Meeting. Susan S. Fleming, Thomas J. Kilian and Robert J. Lunn have each been nominated for, and are seeking, re-election at this Annual Meeting. Effective July 9, 2002, Mr. Kilian, President and Chief Executive Officer, was appointed as a director by the Board upon the resignation of Rodney L. Hale. Mr. Kilian's employment agreement contemplates that the Board will nominate him for re-election as a director as long as he is our CEO and President. All three director nominees have consented to being nominated and to serve if so elected.

         If, by reason of death or other unexpected occurrence, any nominee should not be available for election, the proxies will be voted for such substitute nominee as the Board of Directors may propose. In the election of directors, the three nominees receiving the greatest number of votes will be elected. Broker non-votes will not count in favor of or against election of any nominee.

         For more information regarding the nominees, see "Board of Directors" on page 5.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR SUSAN S. FLEMING, THOMAS J. KILIAN AND ROBERT J. LUNN.

                               BOARD OF DIRECTORS

         Based on information as of March 25, 2003, the following describes the age, position with Ceres, principal occupation and business experience during the past five years, and other directorships of each of our directors.

            NAME                 AGE                       POSITION                         CLASS        DIRECTOR SINCE
            ----                 ---                       --------                         -----        --------------
Andrew A. Boemi                  58     Director                                              II              1997
Michael A. Cavataio              59     Director                                              II              1997
Bradley E. Cooper                36     Director                                              II              1998
Susan S. Fleming                 32     Director                                              I               2000
Thomas J. Kilian                 51     Director, President and Chief Executive Officer       I               2002
Robert J. Lunn                   53     Director                                              I               2001
Peter W. Nauert                  59     Chairman of the Board                                III              1998
William J. Ruh                   42     Director                                             III              2000
Robert A. Spass                  47     Director                                             III              1998

     Mr. Boemi has been managing director of Turnaround Capital Partners, L.P., a company engaged in investing in small to mid-sized public and private companies in the early turnaround stages, since 1997. In 1997, Mr. Boemi served as the managing director of Marietta Capital Partners, a company engaged in private investment banking and corporate restructuring.

     Mr. Cavataio is a real estate developer in northern Illinois and southern Wisconsin. He served as a director of Pioneer Financial Services from 1986 to 1997 and served as Vice Chairman from 1995 to 1997. Mr. Cavataio has served as a director of U.S. Bank of Northern Illinois since 1988 and as a director of AON Funds, Inc., a subsidiary of AON Corp., a multi-line insurance and brokerage company from 1994 to 2002.

     Mr. Cooper has been a partner and co-founder of Capital Z Partners since 1998. He serves on the board of directors of Universal American Financial Corp. and PXRE Group, Ltd. From 1994 to 1998, Mr. Cooper served as a partner of Insurance Partners, L.P., that executed investments in insurance, healthcare and related businesses.

     Ms. Fleming has been a partner of Capital Z Partners since January 2002. From 1998 to 2002, she was a principal of Capital Z. She serves on the board of directors of Universal American Financial Corp. and PXRE Group, Ltd. From 1994 to 1998, Ms. Fleming served as a vice president of Insurance Partners, L.P., where she assisted in the successful completion of numerous investments.

     Mr. Kilian has been President, Chief Executive Officer and a director of Ceres since July 2002. Prior to joining Ceres from 1998 to September 2001, Mr. Kilian was chief operating officer of Conseco, Inc., a provider of insurance, investment and lending products to consumers. In this capacity, he was responsible for all operating subsidiaries and many corporate functions and provided operating leadership as Conseco implemented an aggressive growth strategy. He was also president and a member of the board of directors for many of Conseco's operating subsidiaries since 1989. On December 17, 2002, Conseco, Inc. and its subsidiaries, CIHC, Incorporated, CTIHC, Inc., Partners Health Group, Inc., Conseco Finance Corp., and Conseco Finance Servicing Corp. filed for relief under Chapter 11 of the United States Bankruptcy Code.

     Mr. Lunn is the founder of Lunn Partners, LLC, a private investment banking firm established in 1994. He is the firm's managing partner and chief investment officer, overseeing all investment activities. Prior to establishing Lunn Partners, Mr. Lunn was a managing director at Lehman Brothers and a member of Lehman Brokers' Operating Committee. He was head of the Financial Services Division, which included Private Client Services, Global Management, Performance Based Funds Management, and Securities Lending. Mr. Lunn serves on the board of Blue Rhino Corp.

     Mr. Nauert has been a director of Ceres since July 1998 and Chairman of the Board since June 1999. Mr. Nauert served as President and Chief Executive Officer of Ceres from July 1998 to June 2002. Mr. Nauert joined Ceres in July 1998 after the expiration of his non-compete agreement with Conseco, Inc., which in 1997 purchased Pioneer Financial Services, Inc., an underwriter and marketer of health insurance, life insurance and annuities throughout the United States. Mr. Nauert served as chief executive officer of Pioneer Financial Services from 1982 to 1997, and as chairman from 1988 to 1997. Mr. Nauert has been employed in an executive capacity by one or more of the insurance subsidiaries of Pioneer Financial Services from 1968 to 1997.

     Mr. Ruh has been an executive vice president and co-founder of Castle Creek Capital, an investment management company, since 1995. He is also a co-founder and has been a principal of Castle Creek Financial, a registered broker/dealer that conducts financial advisory services and places equity investments, since 1995. Mr. Ruh worked for Bank One Corporation and Mabon Securities prior to founding Castle Creek. Mr. Ruh presently serves as chairman of the board of Indivos Corporation.

     Mr. Spass has been a partner and co-founder of Capital Z Partners, an investment management company, since 1998. Prior to co-founding Capital Z, Mr. Spass was the managing partner and co-founder of Insurance Partners, L.P. Mr. Spass served as president and chief executive officer of International Insurance Advisors, Inc., an investment management company, from 1990 to 1994. Mr. Spass is a director of USI Insurance Services, Universal American Financial Corp., LendingTree, Inc., Endurance Specialty Insurance, Ltd. and Aames Financial Corp.

COMPOSITION OF THE BOARD OF DIRECTORS

     Our Board of Directors has nine members. The Board is classified into three separate classes each with three directors, designated Class I, Class II and Class III. Initially, Class I directors were elected to serve a one-year term ending at the 2003 Annual Meeting, Class II directors to serve a two-year term ending at the 2004 Annual Meeting and Class III directors to serve a three-year term ending at the 2005 Annual Meeting. Thereafter, each class will be elected for a three-year term.

DIRECTOR COMPENSATION

         In 2002, our directors, with the exception of Mr. Nauert and Mr. Kilian, each received a $2,500 quarterly retainer and 5,000 non-qualified stock options. Each chairman of a committee received a $5,000 annual fee for serving as a chairman of a committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all forms were filed in a timely manner during 2002.

BOARD COMMITTEES

     Our Board of Directors met ten times in 2002 and took action by written consent once. During 2002, all members of the Board participated in at least 75% of all Board and applicable committee meetings, with the exception of Rodney L. Hale. Mr. Hale resigned as a director of Ceres effective July 8, 2002. The Board appointed Thomas J. Kilian as a director in Mr. Hale's stead.

     Our Board of Directors has standing executive, compensation, investment and audit committees.

     Executive Committee. Our Executive Committee has all of the powers of the Board of Directors in the management of our business and affairs between Board meetings except the power to fill vacancies on the Board or its committees. The members of the Executive Committee are Mr. Nauert (chairman), Mr. Ruh and Mr. Spass. The Executive Committee met twice in 2002.

     Investment Committee. Our Investment Committee establishes policies for our investments and monitors their management. The members of the Investment Committee are Mr. Cavataio (chairman), Mr. Boemi and Mr. Lunn. The Investment Committee met twice in 2002.

     Compensation Committee. Our Compensation Committee is responsible for determining the compensation of our executive officers and administering our various stock plans. The Compensation Committee also functions as a nominating committee. As a nominating committee, the Compensation Committee seeks qualified persons to serve as directors and makes recommendations to the Board of Directors. The members of the Compensation Committee are Mr. Ruh (chairman), Mr. Cavataio and Mr. Cooper. The Compensation Committee met three times and took action by written consent once in 2002.

    Audit Committee. Our Audit Committee engages our independent accountants, reviews the scope, performance and results of the annual audit and approves all audit and non-audit services provided by our independent accountants. In accordance with its written charter, the Audit Committee assists our Board of Directors in monitoring:

     -    the integrity of our financial statements,

     -    our compliance with legal and regulatory requirements, and

     - the independence and performance of our internal and external auditors.

    The Audit Committee's current composition satisfies the regulations of the Nasdaq Stock Market, Inc. governing audit committee composition, including the requirement that all audit committee members be "independent" as defined in the National Association of Security Dealers' listing standards. A copy of our Audit Committee charter was filed with our proxy statement for the 2001 Annual Meeting.

    The members of the Audit Committee are Mr. Boemi (chairman), Mr. Cavataio and Ms. Fleming. The Audit Committee met six times during 2002.

                             AUDIT COMMITTEE REPORT

    The Audit Committee oversees management's implementation of internal controls and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report information required for public disclosure. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our audited financial statements with management. The Audit Committee also discussed with our independent auditors the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee reviewed with Ernst & Young LLP, our independent auditors who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in our financial statements. Also, the Committee discussed the results of the annual audit and such other matters required to be communicated with the Audit Committee under generally accepted auditing standards.

    In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from our independent auditors a formal written statement describing all relationships between our independent auditors and us that might bear on our independent auditors independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence. In considering the auditors' independence, the Audit Committee also considered whether the non-audit services performed by the auditors on our behalf were compatible with maintaining the independence of the auditors.

    In reliance upon the Audit Committee's reviews and discussions with management and our independent auditors, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE
                                        ANDREW A. BOEMI (Chairman)
                                        MICHAEL A. CAVATAIO
                                        SUSAN S. FLEMING


DISCLOSURE OF INDEPENDENT ACCOUNTANT FEES.

         The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2002, by our accounting firm, Ernst & Young:

Audit Fees                                                                                        $ 831,740
Audit Related Fees (including benefit plans, mergers and
  acquisitions, FAS 142 review and other accounting issues)                                          84,769
Tax Fees (including restructuring issues, tax settlement
  and other miscellaneous out of audit scope issues)                                                 80,129
All Other Fees                                                                                            0
                                                                                                  ---------
                                                                                TOTAL             $ 996,638
                                                                                                  =========

         The Audit Committee authorized the payment of the fees billed to us by Ernst & Young in 2002. At a later date, the Audit Committee will recommend and appoint independent auditors to audit our financial statements for 2003. The Audit Committee will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence.

                               EXECUTIVE OFFICERS

                                                                                                   EXECUTIVE
NAME                           AGE      POSITION                                                   OFFICER SINCE
Thomas J. Kilian*              51       President and Chief Executive Officer                      2002
George A. Gehringer            46       Senior Vice President and Chief Marketing Officer          2002
Mark A. Nielsen                50       Executive Vice President - Senior Health Division          2001
David I. Vickers               41       Executive Vice President and Chief Financial Officer       2002

----------
* Biographical information on Mr. Kilian can be found under "Board of Directors."

    Mr. Gehringer has been a Senior Vice President of Ceres since March 1999 and has held the position of Chief Marketing Officer since December 2002. He is also the President of our insurance subsidiaries, Central Reserve Life Insurance Company, Continental General Insurance Company, Provident American Life & Health Insurance Company and United Benefit Life Insurance Company. Prior to joining Ceres, Mr. Gehringer was Vice President of Special Projects for World Insurance Company from 1988 through 1999.

    Mr. Nielsen has served as Executive Vice President of our Senior Health Division since June 2001. He has served as President of The Pyramid Life Insurance Company, a recently sold indirect subsidiary of Ceres, since 1996 and in various vice president capacities for Pyramid Life since 1978. Mr. Nielsen served as President of Continental General Insurance Company, a subsidiary of Ceres, from 2000 to 2002.

    Mr. Vickers has been Executive Vice President and Chief Financial Officer of Ceres since December 2002. From 2001 to 2002, Mr. Vickers operated his own financial consulting practice dedicated to the insurance and managed care industries. From 2000 to 2001, he served as chief financial officer of Quotesmith.com, an online insurance information service company. From 1997 through 1999, Mr. Vickers was senior vice president and chief financial officer of Amerin Corporation, a financial guarantor providing private mortgage insurance.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth the annual compensation paid with respect to the calendar years ended December 31, 2002, 2001 and 2000, to our Chief Executive Officer and our other most highly compensated executive officers during 2002.

                                                                                                  LONG TERM
                                                    ANNUAL COMPENSATION                          COMPENSATION
                                           ---------------------------------------------         ------------
                                                                              OTHER               SECURITIES
            NAME AND                                                         ANNUAL               UNDERLYING         ALL OTHER
       PRINCIPAL POSITION         YEAR     SALARY           BONUS(1)     COMPENSATION(2)            OPTIONS      COMPENSATION (3)
       ------------------         ----     ------           --------     ---------------            -------      ----------------
Current Executive Officers
--------------------------
THOMAS J. KILIAN .............       2002    $275,400  (4)  $300,000 (5)                -              100,000       $ 25,000  (6)
President and Chief
Executive Officer

GEORGE A. GEHRINGER ..........       2002     175,400           40,000                  -                    -            360
Senior Vice President and            2001     144,000           12,213           $ 11,066               25,000            360
Chief Marketing Officer              2000     132,700            7,960              7,539               12,582            237


MARK A. NIELSEN ..............       2002     222,300           30,852                  -                    -          1,104
Executive Vice President             2001     220,700           17,727             16,070               80,000            720
                                     2000      79,680  (7)           -                  -                    -            257  (7)

DAVID I. VICKERS .............       2002      11,538  (8)           -                  -                    -         15,750  (9)
Executive Vice President and
Chief Financial Officer

Former Executive Officers
--------------------------
PETER W. NAUERT ..............       2002     331,100                -            789,703  (10)                     1,458,300  (11)
Chairman of the Board  and           2001     364,318                -          1,509,971  (10)        200,000          2,322
Former Chief Exec. Officer           2000         -0-                -          1,236,777  (10)              -              -


                                                                                                  LONG TERM
                                                    ANNUAL COMPENSATION                          COMPENSATION
                                           ---------------------------------------------         ------------
                                                                              OTHER               SECURITIES
            NAME AND                                                         ANNUAL               UNDERLYING         ALL OTHER
       PRINCIPAL POSITION         YEAR     SALARY           BONUS(1)     COMPENSATION(2)            OPTIONS      COMPENSATION (3)
       ------------------         ----     ------           --------     ---------------            -------      ----------------
BRUCE M. HENRY ...............       2002     270,500           35,880                  -                    -         33,873  (12)
Former Chief Marketing               2001     369,500           39,386             35,708               40,000         33,873  (12)
Officer                              2000     226,500           25,476             24,115               34,262         33,873  (12)

CHARLES E. MILLER, JR. .......       2002     248,800           30,000                  -                    -         49,242  (13)
Former Exec. Vice President          2001     250,000           39,386             35,708               45,000         49,242  (13)
and Chief Financial Officer          2000     248,300           28,660             27,123               27,294         49,242  (13)

ANTHONY J. PINO ..............       2002     258,400           25,000                  -                    -          1,242
Former Executive Vice                2001     257,143           39,386             35,708               40,000          1,242
President                            2000     234,400           19,106             18,086               43,196          1,242


(1) Unless otherwise indicated, the amounts in this column represent the bonus paid to each officer under the 1999, 2000 and 2001 (discretionary) officer bonus plans, respectively. These amounts were earned in 1999, 2000 and 2001 but paid in 2000, 2001 and 2002, respectively.

(2) Unless otherwise indicated, the amounts in this column represent the fair market value on the date of grant of the stock award paid to each officer under the 1999 and 2000 officer bonus plans. These amounts were earned in 1999 and 2000 but paid in 2000 and 2001, respectively.

(3) For the year 2000, $1,000 represents the contribution payable by us in stock to each of Messrs. Miller and Pino under our 401(k) plan.

(4) Represents compensation paid to Mr. Kilian from July 9, 2002 to December 31, 2002, following Mr. Kilian's hire. Mr. Kilian's annual salary in 2002 was $600,000.

(5) Represents a one-time signing bonus pursuant to Mr. Kilian's employment agreement. For more information regarding Mr. Kilian's employment agreement, see "Employment Agreements - Current Executive Officers" on page 13.

(6) Represents consulting fees paid to Mr. Kilian prior to his employment with the company.

(7) Represents compensation paid by Ceres to Mr. Nielsen following the acquisition of Pyramid Life Insurance Company on July 26, 2000.

(8) Represents compensation earned by Mr. Vickers from December 17, 2002 to December 31, 2002, following his hire. Mr. Vickers' annual salary in 2002 was $250,000.

(9) Represents consulting fees paid to Mr. Vickers prior to his employment with the company.

(10) In 2002, pursuant to his employment agreement, Mr. Nauert received 88,661 shares of our common stock valued at $358,283. In 2001, pursuant to his employment agreement, Mr. Nauert received 203,607 shares of our common stock valued at $1,078,551. In 2000, Mr. Nauert received no cash salary. Under his employment agreement in effect at that time, Mr. Nauert was entitled to a stock award payable in shares of our common stock and a cash payment equal to the amount of taxes payable on the stock award. In 2000, pursuant to his employment agreement, Mr. Nauert received 130,040 shares of our common stock valued at $883,412. Pursuant to his employment agreement, he was also entitled to the amount equal to the taxes payable on such awards which amounted to $143,313 in 2002, $431,420 in 2001 and $353,365 in
     2000. For information regarding Mr.

     Nauert's former employment agreement, see "Employment Agreements - Former Executive Officers" on page 14.

(11) Represents severance payments pursuant to Mr. Nauert's transition agreement. For more information, see "Employment Agreements - Former Executive Officers" on page 14.

(12) Includes $33,333 in connection with the forgiveness of 1/3 of a $100,000 loan from Ceres to Mr. Henry in each of 2000, 2001 and 2002.

(13) Represents payment of $4,000 per month for expenses relating to Mr. Miller's residence in Cleveland, Ohio. For more information regarding Mr. Miller's former employment agreement, see "Employment Agreements - Former Executive Officers" on page 14.

OPTION GRANTS IN 2002

         The following table summarizes information concerning options granted during the fiscal year ended December 31, 2002 to each of our executive officers listed in the compensation table.

                                                                                                  POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED ANNUAL
                                              PERCENT OF                                          RATES OF STOCK PRICE
                              NUMBER OF     TOTAL OPTIONS                                       APPRECIATION FOR OPTION
                                SHARES        GRANTED TO     EXERCISE                                    TERM*
                              UNDERLYING      EMPLOYEES      PRICE PER                                   ----
           NAME                OPTIONS        IN 2002         SHARE       EXPIRATION DATE          5%            10%
           ----                -------        -------         -----       ---------------          --            ---
Thomas J. Kilian . . . .       100,000          100%          $3.90         July 9, 2012         $245,269       $621,560

----------
* Assumes a ten-year term of the options. These amounts are based on hypothetical appreciation rates of 5% and 10% and are not intended to forecast the actual appreciation of our common stock. No gain to optionees is possible without an actual increase in the price of our stock, which would benefit all of our stockholders.

Note: These options were granted under the 1998 Key Employee Share Incentive Plan and vest on the third anniversary of the date of grant.

OPTION VALUES AT YEAR-END 2002

         The following table summarizes information with respect to the number of unexercised options held by the executive officers listed in the compensation table as of December 31, 2002. None of these executive officers exercised any options in 2002.

                                              NUMBER OF SECURITIES UNDERLYING      VALUE OF IN-THE-MONEY OPTIONS AT
                                                OPTIONS AT DECEMBER 31, 2002               DECEMBER 31, 2002*
                                                ----------------------------               ------------------
NAME                                             EXERCISABLE/UNEXERCISABLE             EXERCISABLE/UNEXERCISABLE
----                                             -------------------------             -------------------------
Thomas J. Kilian                                         0/100,000                               --/--
George A. Gehringer                                    17,582/30,000                             --/--
Mark A. Nielsen                                           0/80,000                               --/--
David I. Vickers                                            0/0                                  --/--
Peter W. Nauert                                          700,000/0                               --/--
Bruce M. Henry                                         64,262/50,000                             --/--
Charles E. Miller, Jr.                                 152,294/45,000                            --/--
Anthony J. Pino                                        43,196/65,000                             --/--

----------
* Valued at $1.92 per share, the closing price of our common stock on December 31, 2002.

EMPLOYMENT AGREEMENTS - CURRENT EXECUTIVE OFFICERS

         THOMAS J. KILIAN. On July 8, 2002, we entered into a two-year employment agreement with Mr. Kilian under which Mr. Kilian serves as President and Chief Executive Officer. Under this agreement, Mr. Kilian will receive an annual salary of $600,000, unless increased by the Board in its discretion. Mr. Kilian received a one time signing bonus in the amount of $300,000 and a grant of 100,000 non-qualified stock options at an exercise price of $3.90 per share. Mr. Kilian is also eligible to receive cash bonuses in an amount up to 100% of his base compensation, as may be determined by our Board in its sole discretion. The agreement contemplates that, during the term of the agreement, the Board will nominate Mr. Kilian for election as a member of our Board. The agreement provides for reimbursement of all business expenses and certain other fringe benefits. If Mr. Kilian's employment agreement is terminated "without cause" as defined in the agreement, he will receive severance payments equal to eighteen months of his then-current salary in monthly installments, less the signing bonus plus any bonus paid to Mr. Kilian at the end of the fiscal year immediately preceding termination. In the event of a "change of control" as defined in the agreement, Mr. Kilian would be entitled to a severance payment equal to two years of his then-current salary, minus the signing bonus, plus the average annual bonus paid to Mr. Kilian in the last two fiscal years, in a lump sum payment.

         MARK A. NIELSEN. Mr. Nielsen serves as Executive Vice President of our Senior Health Division and served as President of Pyramid Life until its sale on March 31, 2003. On July 26, 2000, we entered into an employment agreement with Mr. Nielsen for a term of two years. Under this agreement, Mr. Nielsen received a salary of $200,000 per year and each renewal year thereafter. Mr. Nielsen's employment agreement provides that for each day of service under this agreement, the term extends for an additional day until the end of the calendar year in which Mr. Nielsen reaches age 65. Under this agreement, Mr. Nielsen is also eligible to participate in the officer bonus plan. If we terminate Mr. Nielsen's employment for any reason other than for cause, or if Mr. Nielsen terminates the agreement for "good reason" as defined in the agreement, Mr. Nielsen will receive a severance payment in an amount equal to his salary through the remaining term of his agreement, but not less than two years and the amount of his most recent annual bonus. Mr. Nielsen would also be entitled to outplacement services.

         DAVID I. VICKERS. Mr. Vickers serves as Executive Vice President and Chief Financial Officer. Effective December 17, 2002, we entered into a two-year employment agreement with Mr. Vickers under which he receives a base salary of $250,000, with an increase to $290,000 effective April 1, 2003. On March 4, 2003, Mr. Vickers received a grant of 100,000 non-qualified stock options at an exercise price of $1.95 per share. The agreement provides for reimbursement of all reasonable business expenses and certain other fringe benefits. He is also eligible to participate in the officer bonus plan. If we terminate Mr. Vickers employment agreement "without cause" as defined in the agreement, Mr. Vickers will receive severance payments equal to eighteen months of his then-current salary in equal monthly installments. If a "change of control" occurs as defined in the agreement, Mr. Vickers will receive a severance payment equal to two years of his then-current salary in a lump sum.

EMPLOYMENT AGREEMENTS - FORMER EXECUTIVE OFFICERS

         PETER W. NAUERT. On April 15, 2002, we entered into a transition agreement with Mr. Nauert wherein he would serve as Chairman of our Board until the 2003 Annual Meeting of Stockholders, but would resign as Chief Executive Officer effective June 2002. Under this agreement, Mr. Nauert receives severance payments equal to $2.5 million in equal monthly installments commencing June 1, 2002 and ending on the date of the 2003 Annual Meeting of Stockholders. Mr. Nauert also received a stock award equal to two-thirds of $125,000 divided by the three months ended June 30, 2002 average closing price, or 18,854 shares. He will also receive a cash payment equal to the tax payment on this stock award. Further, until June 2003, Mr. Nauert is entitled to use of our office space in Chicago and reimbursement of up to $65,000 per year for the cost of one administrative assistant. Under his former employment agreement, Mr. Nauert received a total of 250,000 non-qualified stock options. Under the transition agreement, 200,000 of these non-qualified stock options vested on April 15, 2002 and the remaining 50,000 were forfeited. If not exercised, the vested options will terminate on June 30, 2003. Mr. Nauert will also be reimbursed for business expenses incurred on behalf of Ceres and certain other fringe benefits.

         In April 2001, we entered into an employment agreement with Mr. Nauert effective July 1, 2001 for a two year term. This agreement was terminated when we entered into the Transition Agreement with Mr. Nauert. Under this prior agreement, Mr. Nauert received an annual base salary of $750,000 in cash and quarterly stock awards on the first day of each calendar quarter in shares of our common stock equal to $125,000 divided by the average closing price of our common stock for the calendar year immediately preceding the payment. Mr. Nauert also received a cash payment equal to the federal, state and local taxes payable on these stock awards. Pursuant to this agreement, Mr. Nauert was granted options to purchase 250,000 shares of our common stock at an exercise price of $5.12 per share. These options would have vested on April 15, 2003. Pursuant to the Transition Agreement, 200,000 of these options vested on April 15, 2002 and the remaining 50,000 options were forfeited.

         BRUCE M. HENRY. Mr. Henry served as Chief Marketing Officer of Ceres and President of Ceres Sales, LLC until December 2002. Effective December 17, 2002, Mr. Henry's employment agreement was terminated. Pursuant to his employment agreement, he is entitled to severance pay equal to eighteen months of his then-current salary because Mr. Henry's employment was not terminated for cause.

         CHARLES E. MILLER, JR. Mr. Miller served as Executive Vice President and Chief Financial Officer until December 2002. Effective December 17, 2002, Mr. Miller's employment agreement was terminated. Pursuant to his employment agreement, he is entitled to severance pay equal to eighteen months of his then-current salary because Mr. Miller's employment was not terminated for cause.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

OVERVIEW

         The base compensation of most of our executive officers is governed by individual employment agreements. An important goal is to attract and retain corporate officers and senior staff and to motivate them to superior performance. In determining the composition and level of compensation for our executive officers, the Committee considers, among other things, the responsibilities of the office, the experience and background of the individual, an evaluation of the individual's contribution to Ceres and available information as to the practices of other insurance companies. In addition, in 2002, the Committee engaged an outside consultant to review officers' salaries and annual incentive plans and to make recommendations to the Committee.

         The Ceres Group, Inc. 1998 Key Employee Share Incentive Plan is designed to provide incentives to executive officers and other key employees by encouraging them to acquire a larger share of ownership in Ceres, thereby increasing their proprietary interest in our business and enhancing their personal financial interest in our success. This plan permits the grant of non-transferable options to purchase our common stock, which grants may or may not qualify as incentive stock options under Section 422 of the Internal Revenue Code. The plan also permits the grant of non-transferable options to receive payments based on the appreciation of our stock. In making any grants under the plan, the Committee does so based upon merit and keeping with our overall objective of enhancing our profitability and stockholder value.

BASE SALARY

         Even though the salaries of most of our executive officers are determined by their individual employment agreements, the Compensation Committee reviews the salaries of our executive officers each year and adjusts salaries, in its discretion, based on a subjective evaluation of individual performance and comparisons to peers inside and outside Ceres.

ANNUAL INCENTIVE AWARDS

         Annual incentive awards are designed to focus management attention on our performance. The 2003 bonus plan has not been finalized by the Compensation Committee.

         In 2002, the Compensation Committee and the Board adopted a discretionary bonus plan with potential payouts to be based on a subjective evaluation of individual performance. The Compensation Committee is still in the process of determining bonuses, if any, for 2002.

         The 2001 bonus plan was based on both corporate and individual performance goals. An earnings per share target was set, and if reached, the bonus paid at a percentage of the officer's annual salary. The salary percentage bonus, ranging from 50% to 15% of annual salary, would have been determined by the officer's level within Ceres. The bonus would have been paid 75% in cash and 25% in restricted stock with two-year cliff vesting. If an officer elected to take up to

50% of the entire bonus payout in restricted stock, he would have received a 20% premium on the additional stock received. No bonuses were paid under the plan. However, the Board elected to pay bonuses on a discretionary basis. The bonus was earned in 2001 but was paid in 2002.

         The 2000 bonus plan provided for two equal bonus plans for selected senior officers and for our executive officers. Bonuses were distributed out of each pool pro rata based on the base salary of the individual officer. Both pools were based on minimum achievement of pre-tax earnings targets. Bonuses were paid 50% by a formula and 50% by discretion. The formula bonuses were paid 50% in cash and 50% in shares of our common stock. The bonus was earned in 2000, but was paid in April 2001.

COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

         Mr. Kilian's compensation is governed by his employment agreement. Under this agreement, Mr. Kilian receives $600,000 per year in base salary unless increased by the Board, in its discretion, based upon Mr. Kilian's performance and other relevant factors. In addition, Mr. Kilian received a one time signing bonus in the amount of $300,000 and was granted 100,000 non-qualified stock options at an exercise price of $3.90 per share. Mr. Kilian is also eligible to receive cash bonuses in an amount up to 100% of his base compensation, as may be determined by the Board in its sole discretion.

         For a more detailed description of Mr. Kilian's employment agreement, see "Employment Agreements - Current Executive Officers - Thomas J. Kilian."

                                                COMPENSATION COMMITTEE
                                                WILLIAM J. RUH (Chairman)
                                                MICHAEL A. CAVATAIO
                                                BRADLEY E. COOPER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2002, the members of the Compensation Committee included Messrs. Ruh, Cooper, Hale (until his resignation in July 2002) and Cavataio (Mr. Hale's replacement), none of whom were officers or employees of the Company. There are no Compensation Committee interlocks.

                                PERFORMANCE GRAPH

         The following graph compares our cumulative total stockholder return to the cumulative total return of the University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Stock Market Index and the CRSP Nasdaq Insurance Stocks Index. (Assumes $100 invested on December 31, 1997, in each of three indices and dividends reinvested.)

                              [PERFORMANCE GRAPH]

                                          12/31/97      12/31/98       12/31/99      12/31/00     12/31/01      12/31/02
Ceres Group, Inc.                         $ 100.0        $202.4         $136.6       $ 117.1       $ 72.0        $ 37.5
Nasdaq Stock Market                         100.0         141.0          261.5         157.8        125.2          86.5
Nasdaq Insurance Stocks                     100.0          89.1           69.1          86.8         93.0          93.7

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

              The following table sets forth, as of March 25, 2003, information regarding the beneficial ownership of our common stock based on 34,238,164 shares outstanding by:

               - each stockholder known to us to be the beneficial owner of more than 5% of our common stock,

               -    each director,

               - each executive officer (including former executive officers) included in our 2002 executive compensation table, and

               -    our current directors and executive officers as a group.

                                                                          BENEFICIAL OWNERSHIP (1)
                                                 -----------------------------------------------------------------------
                                                                 EQUITY
             NAME AND ADDRESS (2)                    SHARES     WARRANTS(3)      OPTIONS(4)          TOTAL       PERCENT
             --------------------                    ------     -----------      ----------          -----       -------
International Managed Care,  LLC                  3,749,285       1,422,184              --      5,171,469          14.5%
  54 Thompson Street
  New York, New York 10012

Peter W. Nauert (5)                               1,711,597         569,036         700,000      2,980,633           8.4%
International Managed Care (Bermuda), L.P.        1,826,171         785,393              --      2,611,564           7.5%
  54 Thompson Street
  New York, New York 10012

Matthew Byrnes and Felice Gelman (6)              1,934,300              --              --      1,934,300           5.6%
  780 Third Avenue, 30th Floor
  New York, NY  10017

Putnam Investments (7)                            1,897,750              --              --      1,897,750           5.5%
  One Post Office Square
  Boston, MA  02109

Benson Associates, LLC                            1,883,000              --              --      1,883,000           5.5%
111 S.W. Fifth Avenue, Suite 2130
Portland, OR  97204

Kramer Spellman, L.P. (8)                         1,879,027              --              --      1,879,027           5.5%
  237 Park Avenue, #900
  New York, NY  10017

Boston Provident Partners, L.P. (8)               1,767,827              --              --      1,767,827           5.2%
  237 Park Avenue, #900
  New York, NY  10017

Castle Creek Capital Partners Fund IIa, LP        1,171,725              --              --      1,171,725           3.4%
  6051 El Tordo
  Rancho Santa Fe, CA  92067

Castle Creek Capital Partners Fund IIb, LP          494,942              --              --        494,942           1.4%
  6051 El Tordo
  Rancho Santa Fe, CA  92067

Michael A. Cavataio (9)                             240,318          92,367          10,000        342,685           1.0%

Charles E. Miller, Jr. (10)                          30,064           3,016         152,294        185,374              *

Bruce M. Henry                                       41,002           7,239          64,262        112,503              *

Anthony J. Pino                                      27,094           2,681          43,196         72,971              *

Robert A. Spass (11)                                 50,000              --          15,000         65,000              *

William J. Ruh (12)                                  50,000              --          10,000         60,000              *

Andrew A. Boemi (13)                                 31,000              --          25,000         56,000              *

                                                                          BENEFICIAL OWNERSHIP (1)
                                                 -----------------------------------------------------------------------
                                                                 EQUITY
             NAME AND ADDRESS (2)                    SHARES     WARRANTS(3)      OPTIONS(4)          TOTAL       PERCENT
             --------------------                    ------     -----------      ----------          -----       -------
George A. Gehringer                                  15,009             671          22,582         38,262              *

Bradley E. Cooper (11)                                   --              --          15,000         15,000              *

Robert J. Lunn (14)                                     227              --          10,000         10,227              *

Mark A. Nielsen                                       6,038              --              --          6,038              *

David I. Vickers                                        261              --              --            261

Thomas J. Kilian                                        128              --              --            128              *

Susan S. Fleming                                         --              --              --             --              *

All current directors and executive officers      2,104,578         662,074         807,582      3,574,234          10.0%
as a group (12 individuals)

----------

  *  Less than 1%

(1) Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the warrants, options and/or shares of stock owned.

(2) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 44136.

(3) Warrants to purchase shares at $5.41 per share exercisable any time until July 2, 2005. These warrants are known as the equity warrants. The number of shares issuable upon the exercise of the equity warrants and the original exercise price of $5.50 per share was adjusted on July 25 and July 26, 2000 in connection with the acquisition of The Pyramid Life Insurance Company.

(4) Options to purchase shares that are presently or will become exercisable within 60 days.

(5) Includes 1,376,355 shares, 569,036 equity warrants held by the Peter W. Nauert Revocable Trust, of which Mr. Nauert is the trustee.

(6) The number of shares reported as beneficially owned by Mr. Byrnes and Ms. Gelman represent their indirect beneficial interest in 1,934,900 shares of our common stock directly held, in the aggregate, by SuNOVA Offshore, Ltd. by virtue of their serving as co-managing members of each of the general partners. The general partners are SuNOVA Holdings, LLC, which controls 729,200 shares of our common stock through the direct ownership of its general partners, SuNOVA Partners, L.P. in the amount of 534,900 common shares and SuNOVA Long-Term Opportunity Fund, L.P. in the amount of 194,300 common shares. SuNOVA Capital, LP, serves as investment manager to SuNOVA Offshore, Ltd., thereby controlling SuNOVA Offshore, Ltd.'s 1,205,100 common shares. SuNOVA, LLC is the general partner of SuNOVA Capital, L.P.

(7) The number of shares reported as beneficially owned by Putnam Investments includes shares directly held, in the aggregate, by Putnam Investment Management, LLC and The Putnam Advisory Company, LLC, both subsidiaries of Putnam Investments. Putnam Investment Management, LLC holds 755,600 shares of our common stock and The Putnam Advisory Company, LLC holds 1,142,150 shares.

(8) Orin S. Kramer is the general partner of Kramer Spellman, L.P. and by virtue of such position may be deemed to have indirect beneficial ownership of these shares. In addition, Kramer Spellman is the general partner of Boston Provident Partners, L.P. and possesses voting and dispositive control over the shares held by Boston Provident.

(9) Includes 54,682 shares and 26,164 equity warrants held by the U.S. Bank of Northern Illinois, Trustee of the Conseco Deferred Compensation Plan F/B/O Michael Cavataio, and 5,385 shares held by Stifel, Nicolaus and Co., Custodian for Michael A. Cavataio IRA.

(10) Includes 7,100 shares and 3,016 equity warrants held by First Union National Bank C/F Charles E. Miller, Jr. R/O IRA.

(11) Messrs. Cooper and Spass are managing partners of an indirect general partner of each of the International Managed Care funds. Both Mr. Cooper and Mr. Spass disclaim a beneficial ownership of all shares and equity warrants owned by the International Managed Care funds. Insurance Partners Advisors, LLC, a limited liability company in which both Messrs. Cooper and Spass are members, holds a total of 30,000 stock options.

(12) Mr. Ruh is a managing partner of Castle Creek Capital, general partner of Castle Creek Capital Partners Fund IIa, LP and Castle Creek Capital Partners Fund IIb, LP. Mr. Ruh disclaims beneficial ownership of all shares owned by the Castle Creek funds.

(13)     Includes 3,000 shares held in trust for Mr. Boemi's children.

(14) Mr. Lunn is the beneficial owner of 227 shares held through his limited partnership interests in limited partnerships that invested in Lunn-Ceres II, LLC.

STOCKHOLDERS AGREEMENT

         We and some of our stockholders have entered into a stockholders agreement, dated as of July 1, 1998, as amended on February 17, 1999 and July 25, 2000, that provides that each of these stockholders will have certain rights in connection with certain sales of shares by the other parties to the stockholders agreement. Specifically, if the International Managed Care funds sell shares representing more than 20% of our outstanding common stock, the International Managed Care funds have the right to require each of the other parties to sell a portion of his, her or its shares which represents the same percentage of the fully diluted shares held by that stockholder as the shares being sold by the International Managed Care funds represent of the fully diluted shares it holds. For example, if the International Managed Care funds were selling 75% of its fully diluted stock, it could require each of the other parties to also sell 75% of their fully diluted stock. All shares transferred pursuant to this provision of the stockholders agreement will be sold at the same price and time as, and otherwise be treated identically with, the shares being sold by the International Managed Care funds.

         The stockholders agreement also provides that if any party desires to sell shares, other than a sale in an underwritten public offering pursuant to an effective registration statement under the Securities Act, representing more than 20% of our outstanding common stock, then the selling stockholder must make an offer to each of the other parties to the stockholders agreement to include in the proposed sale a portion of that stockholder's shares which represents the same percentage of that stockholder's fully diluted shares as the shares being sold by the selling stockholder represents of its fully diluted shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 2002, we reimbursed Geneva Capital, Inc., a company owned by Peter
W. Nauert, our former CEO, approximately $53,511 in connection with our proportionate share of the use of a plane leased by Geneva Capital. We also reimbursed Geneva Capital, Inc. approximately $5,416 for Mr. Nauert's administrative assistant's salary pursuant to his transition agreement. For more information, see "Employment Agreements - Former Executive Officers - Peter W. Nauert."

                              STOCKHOLDER PROPOSALS

         A stockholder intending to present a proposal to be included in the proxy statement for our 2004 Annual Meeting of Stockholders must deliver the proposal or notice to our Secretary at our principal executive offices no later than December 12, 2003. Any stockholder proposal must also comply with the requirements of Rule 14a-8 of the Exchange Act. No stockholder proposals were received for inclusion in this Proxy Statement.

         A stockholder may also present a proposal directly to our stockholders at the 2004 Annual Meeting. However, if we do not receive notice of the stockholder proposal prior to the close of business on February 24, 2004, Securities and Exchange Commission rules permit management to vote proxies in their discretion on the proposed matter. If we receive notice of the stockholder proposal on or before the close of business on February 24, 2004, management can only vote proxies in their discretion if they advise stockholders in our 2004 Proxy Statement about the nature of the proposed matter and how management intends to vote on the matter.

                                  OTHER MATTERS

         If the enclosed proxy card is validly executed, returned, and not revoked, the shares represented thereby will be voted in accordance with any specification made by the stockholder. In the absence of any such specification, proxies will be voted FOR the election of the three named nominees in Proposal 1.

         If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters that will be presented for action at the meeting. Representatives of Ernst & Young are expected to attend the Annual Meeting to answer appropriate questions and make a statement if they desire.

         You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                          By order of the Board of Directors,
                                          /s/ Peter W. Nauert
                                          Peter W. Nauert
                                          Chairman of the Board

Date:    April 10, 2003

                                  DETACH CARD
--------------------------------------------------------------------------------

                               CERES GROUP, INC.
                                     PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints David I. Vickers and Kathleen L. Mesel, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the 2003 Annual Meeting of Stockholders of Ceres Group, Inc. to be held at 17800 Royalton Road, Cleveland, Ohio 44136 on Tuesday, May 20, 2003 at 10:00 a.m., local time, and at any adjournments thereof, on all matters coming before said meeting.

                          THE BOARD RECOMMENDS A VOTE
                              "FOR" EACH NOMINEE.

1. Election of Class I Directors: Susan S. Fleming, Thomas J. Kilian and Robert
   J. Lunn.
FOR  [ ]     WITHHELD  [ ]

FOR, EXCEPT WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING NOMINEE(S):  [ ]

--------------------------------------------------------------------------------

2. On such other business as may properly come before the meeting.
                                SEE REVERSE SIDE

                                  DETACH CARD
--------------------------------------------------------------------------------

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                              Dated: -------------------- , 2003

                                              ----------------------------------
                                              Signature

                                              ----------------------------------

                                              Signature

                                              ----------------------------------

                                              Title

                                              NOTE: PLEASE SIGN AS NAME APPEARS
                                              HEREON. JOINT OWNERS SHOULD EACH
                                              SIGN. WHEN SIGNING AS ATTORNEY,
                                              EXECUTOR, ADMINISTRATOR, TRUSTEE
                                              OR GUARDIAN, PLEASE GIVE FULL
                                              TITLE AS SUCH.